EXHIBIT 3.3
                           AMC ENTERTAINMENT, INC.

                                   BYLAWS


                                  ARTICLE I
                                STOCKHOLDERS

     Section 1.  Annual Meeting.

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the second Thursday in November of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, and at such place and at such time on the designated date as the Board of Directors shall fix each year.

     Section 2.  Special Meetings.

     Special meetings of the stockholders for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix.

     Section 3.  Notice of Meetings.

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.  Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5.  Organization.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the corporation, or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6.  Conduct of Business.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     Section 7.  Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

     Section 8.  Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9.  Consent of Stockholders in Lieu of Meeting.

     Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 ARTICLE II
                             BOARD OF DIRECTORS

     Section 1.  Number and Term of Office.

     The number of directors who shall constitute the Board of Directors shall be seven (7), effective as of November 14, 1996. Each director shall be elected for a term of one year, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal, except as otherwise provided herein or required by law. The other provisions of these bylaws notwithstanding, upon issuance of shares of the corporation's Convertible Preferred Stock, par value $.66 per share, and so long as any shares of the Convertible Preferred Stock shall remain outstanding, during the occurrence of a "default period," as defined in the Certificate of Designations filed with the Secretary of State of the State of Delaware with respect to the Convertible Preferred Stock, the maximum authorized number of directors on the Board of Directors shall be increased by two, and the two additional directors shall be elected by the holders of the Convertible Preferred Stock pursuant to the terms of the Certificate of Designations.

     Section 2.  Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 3.  Special Meetings.

     Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraph or by facsimile the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 4.  Quorum.

     At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 5.  Participation in Meetings By Conference Telephone.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 6.  Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 7.  Powers.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

       (1)To declare dividends from time to time in accordance with law;

      (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

      (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

      (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

      (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

      (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

      (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and

      (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

     Section 8.  Compensation of Directors.

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


                                 ARTICLE III
                                 COMMITTEES

     Section 1.  Committees of the Board of Directors.

     The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2.  Conduct of Business.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                 ARTICLE IV
                                  OFFICERS

     Section 1.  Generally.

     The officers of the corporation shall consist of: a Chairman of the Board, a President, one or more Vice Presidents, any one or more of whom may be designated as an Executive Vice President or Senior Vice President, a Secretary, and Treasurer, and such other officers as from time to time may be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person,

     Section 2.  Chairman of the Board.

     The Chairman of the Board shall be the Chief Executive Officer of the corporation, shall preside at meetings of the Board of Directors, shall be responsible for the general supervision and direction of the business of the corporation, and shall perform such other duties and responsibilities as are prescribed by the Board of Directors.

     Section 3.  President.

     The President shall be responsible for such duties as are delegated to him by the Board of Directors, including without limitation the monitoring and supervision of the corporation's day to day operations. The President shall perform the duties of the Chairman of the Board in the event of the Chairman of the Board's absence or disability.

     Section 4.  Vice President.

     Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

     Section 5.  Treasurer.

     The Treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. He shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

     Section 6.  Secretary.

     The -Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 7.  Delegation of Authority.

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 8.  Removal.

     Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 9.  Action with Respect to Securities of Other Corporations.

     Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.


                                  ARTICLE V
                                    STOCK

     Section 1.  Certificates of Stock.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be a facsimile.

     Section 2.  Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.  Record Date.

     The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     Section 4.  Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.  Regulations.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                 ARTICLE VI
                                   NOTICES

     Section 1.  Notices.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

     Section 2.  Waivers.

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                                 ARTICLE VII
                                MISCELLANEOUS

     Section 1.  Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.  Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3.  Reliance upon Books, Reports and Records.

     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of accounts or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 4.  Fiscal Year.

     The fiscal year of the corporation shall be as fixed by the Board of Directors.

     Section 5.  Time Periods.

     In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                                ARTICLE VIII
                                 AMENDMENTS

     These bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.